EXHIBIT 99.1

HUDSON TECHNOLOGIES REPORTS Second quarter 2018 RESULTS

pearl river, ny – August 8, 2018 – Hudson Technologies, Inc. (NASDAQ: HDSN) announced results for the second quarter and six months ended June 30, 2018.

For the quarter ended June 30, 2018 Hudson reported revenues of $58.1 million, an increase of 11% compared to $52.2 million in the comparable 2017 period. Revenues for the 2018 period included revenues from Aspen Refrigerants, Inc. (“ARI”) which was acquired in October 2017. During the second quarter of 2018, the Company recognized a $14 million inventory write down due to a decline in selling price of certain gases that occurred in the quarter. The Company also recognized an additional $18 million write down for the previously recorded step up in inventory basis associated with the acquisition of ARI, which had previously been reflected as a non-GAAP adjustment. Due to the impact of the inventory write downs, the Company’s net loss for the second quarter of 2018 was $28.6 million, or ($0.67) per basic and diluted share, compared to net income of $8.5 million or $0.21 per basic and $0.20 per diluted share in the second quarter of 2017. Non-GAAP adjusted net income for the quarter ended June 30, 2018, which excludes any inventory write downs, was $0.2 million, or $0.00 per diluted share, compared to non-GAAP adjusted net income of $9.1 million, or $0.21 per diluted share during the second quarter of 2017. Adjusted EBITDA was $4.7 million for the second quarter of 2018, as compared to adjusted EBITDA of $15.3 million for the second quarter of 2017.

For the six months ended June 30, 2018, Hudson reported revenues of $100.5 million, an increase of 10% compared to $91.1 million in the comparable 2017 period. Revenues for the 2018 period included revenues from ARI. The Company experienced negative gross margins for the first six months of 2018 compared to gross margin of 32.8% in the first six months of 2017. Due to the impact of the $32 million of inventory write downs in the second quarter of 2018, the Company’s net loss for the first half of 2018 was $31.6 million, or ($0.75) per basic and diluted share, compared to net income of $14.3 million or $0.34 per basic and $0.33 per diluted share in the first half of 2017. Non-GAAP adjusted net loss for the six months ended June 30, 2018, which excludes any inventory write downs, was $0.8 million, or ($0.02) per diluted share, compared to non-GAAP adjusted net income of $15.2 million, or $0.35 per diluted share during the first six months of 2017. Adjusted EBITDA was $7.6 million for the first half of 2018, as compared to adjusted EBITDA of $25.9 million for the first half of 2017.

Reconciliations of net income (loss) to non-GAAP adjusted net income (loss), diluted net income (loss) per share to non-GAAP adjusted diluted net income (loss) per share, and net income (loss) to non-GAAP adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated statement of operations. Additional information about the Company’s non-GAAP financial measures can be found under the caption “Use of Non-GAAP Measures” below.

The Company is currently operating under a waiver and amendment to its term loan credit and security agreement with the term loan lenders (“Term Loan”). The waiver runs through August 14, 2018, and discussions are continuing with respect to an amendment of the Term Loan’s existing total leverage ratio financial covenant and certain other terms, which the Company expects to complete on or before August 14, 2018. Accordingly, the Company plans to file Form 12b-25 to delay the filing of its second quarter 10-Q to correspond with the anticipated amendment.

Kevin J. Zugibe, Chairman and Chief Executive Officer of Hudson Technologies commented, “This was an extremely disappointing quarter as our business continued to be impacted by the challenging pricing environment affecting the industry and the market from the start of the 2018 selling season. Even though we experienced more seasonably warm temperatures in the latter half of the second quarter, we continued to encounter pricing declines during the quarter for most of the refrigerants we sell. In addition, while volume picked up slightly as compared to the first quarter of 2018, buying demand did not reach typical second quarter levels and many customers continued their just in time buying pattern reflected in the first quarter results. With our visibility today, we do not expect to achieve the revenue or gross margin targets set forth in our first quarter 2018 earnings release.

“On a positive note, despite the challenging market conditions, during the first half of 2018 we generated approximately $8.6 million in positive operating cash flow and paid down approximately $10.6 million of debt. We believe we should generate approximately $30 million in free cash flow in 2018 primarily from the reduction in inventory levels and a one-time tax benefit related to the recent tax law changes.

“As we previously noted, we anticipated that the 2018 cooling season would be challenging. A benefit of our longevity in this industry is that we have faced and overcome price corrections and disappointing sales seasons before. As in these prior seasons, we anticipate that pricing will stabilize and buying patterns will return to more typical levels in future quarters and seasons. As such, despite current market dynamics, we remain optimistic about the long-term market opportunity as we believe that under our FIFO system we should see margins improve as we replace our higher price inventory with lower priced product.

“We are working with our term loan lenders to secure an amendment to the Term Loan which, if approved, would provide financial flexibility as we navigate through today’s challenging market conditions. We appreciate the support of our Term Loan lenders throughout this process and we expect to finalize an amendment on or before August 14, 2018.”

Mr. Zugibe concluded, “Our acquisition of ASPEN Refrigerants has enhanced our portfolio of product offerings and diversified our customer base which has strengthened our ability to navigate periodic downturns in our industry. With our combined longstanding experience, breadth of products and service offerings and our established and expanding customer base, Hudson remains a leader in the refrigerant and reclamation business, poised for growth as our industry moves toward the final virgin production phase out of R-22 in 2019 and transitions to new technologies and refrigerants.”

Conference Call Information

The Company will host a conference call and webcast to discuss the second quarter results today, August 8, 2018 at 5:00 P.M. Eastern Time.

To access the live webcast, log onto the Hudson Technologies website at www.hudsontech.com, and click on “Investor Relations”.

To participate in the call by phone, dial (877) 407-9205 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8054.

A replay of the teleconference will be available until September 8, 2018 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 34361.

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable solutions for optimizing performance and enhancing reliability of commercial and industrial chiller plants and refrigeration systems. Hudson's proprietary RefrigerantSide® Services increase operating efficiency, provide energy and cost savings, reduce greenhouse gas emissions and the plant’s carbon footprint while enhancing system life and reliability of operations at the same time. RefrigerantSide® Services can be performed at a customer's site as an integral part of an effective scheduled maintenance program or in response to emergencies. Hudson also offers SMARTenergy OPS®, which is a cloud-based Managed Software as a Service for continuous monitoring, Fault Detection and Diagnostics and real-time optimization of chilled water plants. In addition, the Company sells refrigerants and provides traditional reclamation services for commercial and industrial air conditioning and refrigeration uses. For further information on Hudson, please visit the Company's web site at www.hudsontech.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future including, without limitation, Hudson’s expectations with respect to the benefits, costs and other anticipated financial impacts of the ARI transaction; future financial and operating results of the Company; the Company’s ability to secure an amendment to the Term Loan and to remain in compliance with the Term Loan’s financial covenants; and the Company’s plans, objectives, expectations and intentions with respect to future operations and services. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate ARI’s operations and any assets it acquires from other third parties into its operations, and other risks detailed in the Company's 10-K for the year ended December 31, 2017 and other subsequent filings with the Securities and Exchange Commission. Examples of such risks and uncertainties specific to the ARI transaction include, but are not limited to, the possibility that the expected benefits will not be realized, or will not be realized within the expected time period. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Use of Non-GAAP Measures

The Company has presented the following non-GAAP financial measures in this press release: EBITDA, Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share (Adjusted EPS). The Company defines EBITDA as the net income (loss) as reported under GAAP, plus income tax expense (benefit), interest expense and depreciation and amortization expense. The Company defines Adjusted EBITDA as EBITDA plus the amortization of the inventory step-up in basis arising from inventory purchased in the ARI acquisition, lower of cost or net realizable value adjustment, non-cash stock compensation expense, and non-recurring transaction fees and integration costs related to the ARI acquisition. The Company defines Adjusted Net Income (Loss) as the net income (loss) as reported under GAAP plus income tax expense (benefit), the amortization of the inventory step-up in basis arising from inventory purchased in the ARI acquisition, lower of cost or net realizable value adjustment, amortization expense, non-cash stock compensation expense, and non-recurring transaction fees and integration costs related to the ARI acquisition and adjusted for effective tax rates. The Company defines Adjusted EPS as Adjusted Net Income (Loss) per share.

We present these non-GAAP measures because we believe these measures are useful indicators of our operating performance, particularly in light of the impact of the recent ARI acquisition. Our management believes that detail as to the impact of the specified acquisition-related matters and other matters is useful in understanding the overall change in the consolidated results of operations for Hudson Technologies from one reporting period to another. Our management uses these non-GAAP measures principally as a measure of our operating performance and believes that these measures are useful to investors because they are frequently used by analysts, investors and other interested parties to evaluate the operating performance of companies in our industry. We also believe that these measures will be useful to our management and investors during 2018 as the impact of the ARI acquisition continues to be reflected in the Company’s financial results.

Investor Relations Contact: John Nesbett/Jennifer Belodeau IMS Investor Relations (203) 972-9200 jnesbett@institutionalms.com	Company Contact: Brian F. Coleman, President & COO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com

Hudson Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited)

(Amounts in thousands, except for share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Revenues	$58,083	$52,231	$100,511	$91,061
Cost of sales	49,430	34,811	83,953	61,174
Lower of cost or net realizable value adjustment	31,939	--	31,939	--
Gross profit	(23,286)	17,420	(15,381)	29,887

Operating expenses:
Selling, general and administrative	10,702	3,399	18,779	6,351
Amortization	741	121	1,483	243
Total operating expenses	11,443	3,520	20,262	6,594

Operating (loss) income	(34,729)	13,900	(35,643)	23,293

Interest expense	3,346	61	6,552	146

(Loss) income before income taxes	(38,075)	13,839	(42,195)	23,147

Income tax (benefit) expense	(9,488)	5,314	(10,553)	8,888

Net (loss) income	$(28,587)	$8,525	$(31,642)	$14,259

Net (loss) income per common share – Basic	$(0.67)	$0.21	$(0.75)	$0.34
Net (loss) income per common share – Diluted	$(0.67)	$0.20	$(0.75)	$0.33
Weighted average number of shares outstanding – Basic	42,403,140	41,567,848	42,403,084	41,537,894
Weighted average number of shares outstanding – Diluted	42,403,140	43,550,226	42,403,084	43,490,914

Appendix – Non GAAP Reconciliations (unaudited)

Adjusted EBITDA	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net (loss) income	$(28,587)	$8,525	$(31,642)	$14,259
Income tax (benefit) expense	(9,488)	5,314	(10,553)	8,888
Interest expense	3,346	61	6,552	146
Depreciation expense	1,068	483	2,080	966
Amortization expense	741	121	1,483	243
EBITDA	(32,920)	14,504	(32,080)	24,502
Inventory step-up in basis	2,574	--	3,654	--
Lower of cost or net realizable value adjustment	31,939	--	31,939	--
Stock compensation expense	186	--	213	--
Nonrecurring expenses	2,903	842	3,867	1,354
Adjusted EBITDA	$4,682	$15,346	$7,593	$25,856

Adjusted Net Income (Loss) and Net Income (Loss) Per Share	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net (loss) income	$(28,587)	$8,525	$(31,642)	$14,259
Income tax (benefit) expense	(9,488)	5,314	(10,553)	8,888
Pretax income (loss)	(38,075)	13,839	(42,195)	23,147
Inventory step-up in basis	2,574	--	3,654	--
Lower of cost or net realizable value adjustment	31,939	--	31,939	--
Amortization expense	741	121	1,483	243
Stock compensation expense	186	--	213	--
Nonrecurring expenses	2,903	842	3,867	1,354
Adjusted pretax income (loss)	268	14,802	(1,039)	24,744
Income tax expense (benefit)	67	5,684	(260)	9,501
Adjusted net income (loss)	$201	$9,118	$(779)	$15,243

Net income (loss) per share
Diluted net income (loss) per common share	$(0.67)	$0.20	$(0.75)	$0.33
Adjustment to diluted net income (loss) per common share	$0.67	$0.01	$0.73	$0.02
Adjusted diluted net income (loss) per common share	$0.00	$0.21	$(0.02)	$0.35